EXHIBIT 99

                         NEWS RELEASE

OCTOBER 21, 1998                   CONTACT:  MALCOLM BALLINGER
                                               PRESIDENT & CEO
                                                (504) 867-5000


FOR IMMEDIATE RELEASE

           CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
                      CLOSES STORES; NAMES NEW CFO

NEW ORLEANS, LOUISIANA - OCTOBER 21, 1998 - CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC. (OTC BULLETIN BOARD-CMPOQ) announced today that it has closed its retail store locations in anticipation of a sale of the assets of the Company expected to be approved by the U.S. Bankruptcy Court on Monday, October 26, 1998.

The Company also announced that Michael G. Ware has resigned as Chief Financial Officer, and the Board has named David R. Grego, formerly the Controller of the Company as Chief Financial Officer. The Board expresses its appreciation to Mr. Ware for his service to the Company.

Campo Electronics, Appliances and Computers, Inc., headquartered in the New Orleans, metropolitan area, is a specialty retailer of name brand consumer electronics, major appliances, computers and home office products with 20 stores in the southern United States.